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                                                                     EXHIBIT 11


                     DUCOMMUN INCORPORATED AND SUBSIDIARIES
              RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS



                                                                     For the Year Ended December 31, 2000
                                                      ---------------------------------------------------------------
                                                        Income                    Shares                   Per-Share
                                                      (Numerator)              (Denominator)                 Amount
                                                      -----------               -----------               -----------
BASIC EPS
Income Available to Common Stockholders               $12,720,000                 9,650,000               $      1.32
                                                                                                          ===========

EFFECT OF DILUTIVE SECURITIES
Stock Options                                                  --                   111,000
                                                      -----------               -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                              $12,720,000               $ 9,761,000               $      1.30
                                                      ===========               ===========               ===========


                                                                    For the Year Ended December 31, 1999
                                                      ---------------------------------------------------------------
                                                         Income                   Shares                   Per-Share
                                                      (Numerator)              (Denominator)                 Amount
                                                      -----------              -------------              -----------
BASIC EPS
Income Available to Common Stockholders               $13,444,000                10,209,000               $      1.32
                                                                                                          ===========

EFFECT OF DILUTIVE SECURITIES
Stock Options                                                  --                   309,000
                                                      -----------               -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                              $13,444,000               $10,518,000               $      1.28
                                                      ===========               ===========               ===========


                                                                  For the Year Ended December 31, 1998
                                                      ---------------------------------------------------------------
                                                         Income                   Shares                   Per-Share
                                                      (Numerator)              (Denominator)                 Amount
                                                      -----------              -------------              -----------
BASIC EPS
Income Available to Common Stockholders               $23,693,000                11,149,000               $      2.13
                                                                                                          ===========

EFFECT OF DILUTIVE SECURITIES
Stock Options                                                  --                   469,000
                                                      -----------               -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                              $23,693,000                11,618,000               $      2.04
                                                      ===========               ===========               ===========


Note: Share-related data have been adjusted for the 3-for-2 stock split in June 1998.